As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-0799315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 1101 First Street South, Suite 202

Winter Haven, Florida 33880

 (Address of Principal Executive Offices) (Zip Code)

SouthState Corporation Amended and Restated 2020 Omnibus Incentive Plan

(Full title of the plan)

John C. Corbett
Chief Executive Officer
SouthState Corporation
1101 First Street South, Suite 202

Winter Haven, Florida 33880

(Name and address of agent for service)

(863) 293-4710

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, SouthState Corporation (“we,” “our,” “us,” “SouthState” or the “Company”) is filing this Form S-8 Registration Statement (this “Registration Statement”) to register an additional 1,750,000 shares of SouthState common stock, par value $2.50 per share ( “Common Stock”), that may be offered pursuant to the SouthState Corporation Amended and Restated 2020 Omnibus Incentive Plan, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Company’s registration statement on Form S-8 previously filed with the Commission on October 30, 2020 (Registration No. 333-249759) (the “Initial S-8”). The total number of shares of Common Stock available for future issuance under the Plan is 1,750,000, plus 701,634 shares of Common Stock which were previously reserved for issuance under the 2020 Omnibus Incentive Plan and were registered on the Initial S-8. The contents of the Initial S-8 are incorporated by reference into this Registration Statement. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are hereby incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 4, 2024;
2.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the Commission on May 3, 2024;
3.	The Company’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on each of March 29, 2024, April 24, 2024, and April 25, 2024 (other than those portions of the documents deemed not to be filed);
4.	The description of the Company’s common stock, par value $2.50 per share, included in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description; and
5.	The Company’s 2020 Omnibus Incentive Plan on Form S-8 Registration Statement, filed with the Commission on October 30, 2020.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of SouthState Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023, are incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of the Company’s common stock offered under the Registration Statement is being passed upon for the Company by V. Nicole Comer, Senior Vice President and Deputy General Counsel. At the time of the rendering of this legal opinion, Ms. Comer owns an aggregate of less than 1% of the Company’s common stock.

ITEM 8. EXHIBITS.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Specimen of Company Common Stock Certificate	10-K	001-12669	4.1	2/27/2015

4.2	Amended and Restated Articles of Incorporation of the Company filed October 24, 2014	8-K	001-12669	3.1	10/28/2014

4.3	Articles of Amendment, dated October 25, 2017, to the Amended and Restated Articles of Incorporation of the Company	8-K	001-12669	3.1	10/26/2017

4.4	Articles of Amendment dated June 7, 2020, to the Amended and Restated Articles of Incorporation of the Company	8-K	001-12669	3.1	06/08/2020

4.5	Articles of Amendment dated November 19, 2020, to the Amended and Restated Articles of Incorporation of the Company	S-8	001-12669	4.5	11/30/2020

4.5	Articles of Amendment dated September 1, 2021, to the Amended and Restated Articles of Incorporation of the Company	8-K	001-12669	3.1	09/03/2021

4.5	Amended and Restated Bylaws of the Company dated April 26, 2023	10-Q	001-12669	3.1	08/04/2023

5.1	Opinion of V. Nicole Comer, Senior Vice President and Deputy General Counsel to the Company, as to the validity of the shares to be issued					X

23.1	Consent of FORVIS LLP					X

23.2	Consent of Ernst & Young LLP					X

23.3	Consent of V. Nicole Comer (included in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)					X

99	SouthState Corporation Amended and Restated 2020 Omnibus Incentive Plan	DEF14A	001-12669	App. B	03/08/2024

107	Filing Fee Table					X

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Haven, Florida, on May 8, 2024.

SOUTHSTATE CORPORATION
 (Registrant)

By:	/s/ John C. Corbett
Name: John C. Corbett
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John C. Corbett and William E. Matthews V, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed below by the following persons in the capacities set forth below on May 8, 2024:

Signature	Title

/s/ John C. Corbett
John C. Corbett	Chief Executive Officer and Director (Principal Executive Officer)
/s/ William E. Matthews V
William E. Matthews V	Chief Financial Officer (Principal Financial Officer)
/s/ Sara G. Arana
Sara G. Arana	Chief Accounting Officer (Principal Accounting Officer)
/s/ Ronald M. Cofield, Sr.
Ronald M. Cofield, Sr.	Director
/s/ Shantella E. Cooper
Shantella E. Cooper	Director
/s/ Jean E. Davis
Jean E. Davis	Director
/s/ Martin B. Davis
Martin B. Davis	Director
/s/ Douglas J. Hertz
Douglas J. Hertz	Independent Board Chair and Director

Signature	Title

/s/ William Knox Pou, Jr.
William Knox Pou, Jr.	Director
/s/ G. Ruffner Page, Jr.
G. Ruffner Page, Jr.	Director
/s/ James W. Roquemore
James W. Roquemore	Director
/s/ David G. Salyers
David G. Salyers	Director
/s/ Joshua A. Snively
Joshua A. Snively	Director